UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2011

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                                (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Dime Community Bancshares, Inc. (the “Company”) held its annual meeting of shareholders on May 19, 2011, and the following matters were voted on at that meeting:

1. The following nominees were elected as directors, each of whom will serve for a term to expire at the Company's Annual Meeting of Shareholders to be held in 2014 and until their respective successors are duly elected and qualified:

Director	For	Withhold	Broker Non-Votes
George L. Clark, Jr.	28,470,286	815,653	3,912,300
Steven D. Cohn	28,466,034	819,905	3,912,300
John J. Flynn	27,191,649	2,094,290	3,912,300
Kenneth J. Mahon	26,164,327	3,121,612	3,912,300
Kathleen M. Nelson	29,053,752	232,187	3,912,300
Robert C. Golden	29,049,709	236,230	3,912,300

2.  Ratification of the appointment of Crowe Horwath LLP to act as independent auditors for the Company for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
32,829,447	310,633	58,159	-0-

3.  Approval, by a non-binding advisory vote, of the following resolution regarding the compensation of the Company's named executive officers, as disclosed in its proxy statement for the 2011 Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

For	Against	Abstain	Broker Non-Votes
25,380,190	3,624,888	280,861	3,912,300

4.  Recommendation, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	Broker Non-Votes
23,249,972	138,407	5,751,606	145,954	3,912,300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
            By: ___________________________________________
             Kenneth J. Mahon
             First Executive Vice President and Chief Financial Officer

Dated: May 19, 2011